                                 EXHIBIT (15)(c)

    AMENDED DISTRIBUTION AND SHAREHOLDER SERVICES PLAN - CLASS B AND CLASS C
              SHARES DATED JANUARY 1, 1994, AS AMENDED FEBRUARY 20

                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                        CLASS B SHARES AND CLASS C SHARES

                                 January 1, 1994

                         As Amended on February 20, 1997



         This constitutes a DISTRIBUTION AND SHAREHOLDER SERVICES PLAN (the "Plan") of The One Group(R), a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan is applicable to Class B Shares (or such other designation as may be assigned to a class of shares sold subject to a contingent deferred sales charge) of each of the Trust's investment portfolios identified on Schedule A hereto, as such Schedule may be amended from time to time (each a "Fund" and collectively the "Funds") and Class C Shares of each Fund of the Trust identified on Schedule B hereto, as such Schedule may be amended from time to time.

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its future investors; and


         WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution and shareholder assistance with respect to the Class B Shares and Class C Shares of the Funds;

         NOW, THEREFORE, the Trust and the Distributor hereby agree as follows:


         1. A Fund shall pay to One Group(R) Services Company ("the Distributor"), out of the assets attributable to such Fund's Class B Shares and Class C Shares, distribution and shareholder servicing fees at an annual rate aggregating 1.00% of the average daily net assets of a Fund's Class B Shares and Class C Shares (the "Distribution Fee"). The Distributor may apply the Distribution Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to a Fund's Class B Shares and Class C Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of a Fund's Class B Shares and Class C Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to a Fund's Class B Shares and Class C Shares. The maximum amount of the Distribution Fee that may be payable by the Fund's Class B Shares and Class C Shares, for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services with respect to a Fund's Class B Shares and Class C Shares is .75% of the average daily net assets of a Fund's Class B Shares and Class C Shares. The remaining portion of the Distribution Fee is payable by the Fund's Class B Shares and Class C Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to a Fund's Class B Shares and Class C Shares. As provided in the Distribution Agreement, the Distributor may assign its right to receive the Distribution Fee to any entity in connection with the sale of a Fund's Class B Shares and Class C Shares.


         2. The Distribution Fee shall be accrued daily and payable monthly, and shall be paid by a Fund to the Distributor irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor pursuant to the immediately preceding paragraph.

         3. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to Part B of the Plan or any related agreement shall provide to the Board of Trustees of the Trust, and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         4. All agreements with any person relating to implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

         A. That such agreement shall be subject to all conditions imposed by the Securities and Exchange Commission with respect to such agreement as a condition to granting exemptive relief from Sections 18(f)(1), 18(g), and 18(i) of the 1940 Act and to enable the Trust to divide each of its investment portfolios into multiple classes of Shares;

         B. That such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees (as such term is defined below), or by vote of a majority of the CDSC Class Shares of such Fund subject to the agreement, on not more than 60 days' written notice; and

         C. That such agreement shall terminate automatically in the event of its assignment.

                               GENERAL PROVISIONS

         1. This Plan shall be effective with regard to Class B Shares of a Fund following approval by a vote of the initial shareholder of such Fund.


         2. The Plan will be effective with respect to Class B Shares and Class C Shares of a Fund only after approval by a vote of a majority of the Board of Trustees, including a majority of trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan.



         3. The Plan shall continue in effect with respect to Class B Shares and Class C Shares of a Fund for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval in the immediately preceding paragraph.

         4. The Plan may be terminated with respect to a Fund at any time by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of such Fund with respect to such Fund's Class B Shares and Class C Shares.


         5. The Plan may not be amended to increase materially the amount of the Distribution Fee with respect to the Class B Shares and Class C Shares of a Fund without approval by a majority of the outstanding voting securities of such Fund with respect to such Fund's Class B Shares and Class C Shares, and by approval of the Board of Trustees in the manner provided in Paragraph 2 of the general provisions. All material amendments to the Plan shall be approved by the Board of Trustees in the manner provided in Paragraph 2 of the general provisions.

         6. Selection and nomination of trustees who are not interested persons of the Trust shall be committed to the discretion of such disinterested trustees, in accordance with Rule 12b-l(c) under the 1940 Act.

         7. As used in the Plan, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         8. The names "The One Group(R)" and "Board of Trustees" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The One Group(R)" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.


THE ONE GROUP(R)                            THE ONE GROUP(R) SERVICES COMPANY


By:     Mark A. Dillon                    By:  Mark Redman
    -----------------------------             ----------------------------
Title:  President                         Title:  Vice President
        -------------------------                -------------------------
Date:  February 20, 1997                  Date:  February 20, 1997
       --------------------------               --------------------------

                                SCHEDULE A TO THE
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                           CLASS B AND CLASS C SHARES
                          BETWEEN THE ONE GROUP(R) AND
                           ONE GROUP SERVICES COMPANY

Name of Fund

Income Equity Fund
Disciplined Value Fund
Growth Opportunities Fund
Equity Index Fund
Large Company Value Fund
Asset Allocation Fund
International Equity Index Fund
Large Company Growth Fund
Income Bond Fund
Limited Volatility Bond Fund
Intermediate Bond Fund
Government Bond Fund
Ultra Short-Term Income Fund
Intermediate Tax-Free Bond Fund
Municipal Income Fund
Ohio Municipal Bond Fund
Texas Tax-Free Bond Fund
West Virginia Municipal Bond Fund
Kentucky Municipal Bond Fund
Arizona Municipal Bond Fund
Louisiana Municipal Bond Fund
Value Growth Fund
Gulf South Growth Fund
Prime Money Market Fund
U.S. Treasury Securities Money Market Fund
Income Fund
Investor Conservative Growth Fund
Investor Growth Fund
Investor Balanced Fund
Investor Fixed-Income Fund
Investor Aggressive Growth Fund
Investor Growth and Income Fund
Treasury & Agency Fund


THE ONE GROUP(R)                              ONE GROUP SERVICES COMPANY


By:     Mark A. Dillon                        By: Mark Redman
    -----------------------------------           ------------------------------
Title:  President                             Title:  Vice President
        -------------------------------               --------------------------
Date:  February 20, 1997                      Date:  February 20, 1997
       --------------------------------              ---------------------------

                            SCHEDULE B TO THE
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                           CLASS B AND CLASS C SHARES
                          BETWEEN THE ONE GROUP(R) AND
                           ONE GROUP SERVICES COMPANY


Name of Fund

Investor Conservative Growth Fund
Investor Growth Fund
Investor Balanced Fund
Investor Fixed-Income Fund
Investor Aggressive Growth Fund
Investor Growth and Income Fund



THE ONE GROUP(R)                           ONE GROUP SERVICES COMPANY

By:     Mark A. Dillon                     By:  Mark Redman
    ----------------------------------         ------------------------------
Title:  President                          Title:  Vice President
        ------------------------------            ---------------------------
Date:  February 20, 1997                   Date:  February 20, 1997
       -------------------------------            ---------------------------


                                     - ii -